SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 10, 2003

SIPEX CORPORATION

(Exact name of registrant as specified in charter)

Massachusetts	000-27892	95-4249153

(State of incorporation)	(Commission file number)	(IRS Employer Identification No.)

233 South Hillview, Milpitas California	95035

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (408) 934-7500

Item 4. Changes in Registrant’s Certifying Accountant.

     As previously reported in the Form 8-K of Sipex Corporation (the “Company”) filed on June 13, 2003, KPMG LLP resigned as the Company’s independent auditors on June 6, 2003. On July 10, 2003, Deloitte & Touche LLP was engaged as the Company’s new independent auditors.

     During each of our two most recent fiscal years and through the date of this report, the Company did not consult Deloitte & Touche LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any other matters or reportable events as set forth in Items 304(a)(i) and (ii) of Regulation S-K.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIPEX CORPORATION

Dated: July 10, 2003	By	/s/ Phillip A. Kagel
Phillip A. Kagel Senior Vice President, Finance, Chief Financial Officer and Treasurer